Exhibit 23(a)


Independent Auditors' Consent

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-64739 of Seneca Foods Corporation on Form S-3 of our reports dated May 22, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Seneca Foods Corporation for the year ended March 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Rochester, New York
June 1, 1999



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